UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                December 31, 2010

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois	60601-6436
(Address of Principal Executive Offices)	(ZIP Code)

(312) 565-6868
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On December 31, 2010, Merge Healthcare Incorporated (the “Company”) and its wholly-owned subsidiary Merge eClinical, Inc. acquired substantially all of the assets relating to the development and distribution of clinical trials software and connectivity solutions for clinical trials (the “KIKA Business”) from KIKA Medical International Company and its French and U.S. subsidiaries (the “KIKA Sellers”). As partial consideration for the KIKA Business, the Company agreed to issue to the KIKA Sellers at the closing 974,701 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), of which (1) 358,901 Shares were retained by the Company to secure certain post-closing purchase price adjustments and may be used to offset any indemnification claims made against the KIKA Sellers on or before December 31, 2011, and (2) 71,780 Shares were retained by the Company to secure the post-closing assignment of certain assets.

The Shares were issued to KIKA Medical International Company pursuant to an exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”).  In relying on the exemption provided by Rule 506 of Regulation D, the Company relied upon the representations that the equity owners of KIKA Medical International Company are either “accredited investors” as defined under Regulation D or, if not accredited investors, fewer than 35 in number and with such knowledge and experience in financial and business matters, and access to the Company’s periodic disclosure, as to be capable of evaluating the merits and risks associated with an investment in the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

January 6, 2011	/s/ Ann Mayberry-French
By: Ann Mayberry-French
Title: General Counsel